May 2017 Financial information for three months ended March 31, 2017 NASDAQ: TIPT INVESTOR PRESENTATION - FIRST QUARTER - 2017 Exhibit 99.2

1 LIMITATIONS ON THE USE OF INFORMATION This presentation has been prepared by Tiptree Inc. and its consolidated subsidiaries (“Tiptree", "the Company" or "we”) solely for informational purposes, and not for the purpose of updating any information or forecast with respect to Tiptree, its subsidiaries or any of its affiliates or any other purpose. Tiptree reports a non-controlling interest in TFP that is not owned by Tiptree and certain other operating subsidiaries that are not wholly owned. Unless otherwise noted, all information is of Tiptree on a consolidated basis before non-controlling interest. Neither Tiptree nor any of its affiliates makes any representation or warranty, express or implied, as to the accuracy or completeness of the information contained herein and no such party shall have any liability for such information. These materials and any related oral statements are not all-inclusive and shall not be construed as legal, tax, investment or any other advice. You should consult your own counsel, accountant or business advisors. Performance information is historical and is not indicative of, nor does it guarantee future results. There can be no assurance that similar performance may be experienced in the future. SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS This document contains "forward-looking statements" which involve risks, uncertainties and contingencies, many of which are beyond Tiptree's control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained herein that are not clearly historical in nature are forward-looking, and the words "anticipate," "believe," "estimate," "expect,“ “intend,” “may,” “might,” "plan," “project,” “should,” "target,“ “will,” or similar expressions are intended to identify forward-looking statements. Such forward-looking statements include, but are not limited to, statements about Tiptree's plans, objectives, expectations and intentions. The forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, many of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecast in the forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to those described in the section entitled “Risk Factors” in Tiptree’s Annual Report on Form 10-K, and as described in the Tiptree’s other filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date of this release. The factors described therein are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could affect our forward-looking statements. Consequently, our actual performance could be materially different from the results described or anticipated by our forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by the federal securities laws, we undertake no obligation to update any forward-looking statements. MARKET AND INDUSTRY DATA Certain market data and industry data used in this presentation were obtained from reports of governmental agencies and industry publications and surveys. We believe the data from third-party sources to be reliable based upon our management’s knowledge of the industry, but have not independently verified such data and as such, make no guarantees as to its accuracy, completeness or timeliness. NOT AN OFFER OR A SOLICIATION This document does not constitute an offer or invitation for the sale or purchase of securities or to engage in any other transaction with Tiptree, its subsidiaries or its affiliates. The information in this document is not targeted at the residents of any particular country or jurisdiction and is not intended for distribution to, or use by, any person in any jurisdiction or country where such distribution or use would be contrary to local law or regulation. NON-GAAP MEASURES In this document, we sometimes use financial measures derived from consolidated financial data but not presented in our financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP). Certain of these data are considered “non-GAAP financial measures” under the SEC rules. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to the GAAP measure. Management's reasons for using these non-GAAP financial measures and the reconciliations to their most directly comparable GAAP financial measures are posted in the Appendix. DISCLAIMERS

OVERVIEW & FINANCIAL RESULTS Key Highlights

3 Revenue $163.9 million 25.4% vs. prior year Adjusted EBITDA (1) $11.8 million (23.1)% vs. prior year Book Value per share, as exchanged (1) $10.15 11.5% vs. 3/31/16 Net Income $1.3 million vs. prior year of $7.4 million 1Q'17 PERFORMANCE SUMMARY þ Specialty Insurance continued to recalibrate the product mix to achieve a balance between growing near-term earned premiums and increasing investable assets • Gross written premiums of $165 million, down 9%, driven by reductions in our non-standard auto programs, offset by growth in warranty products • Net written premiums of $86.3m, up from $47.4m driven by the assumption of a portion of our credit reinsurance book in late 2016 • Investment portfolio grew to $347 million, an increase of 18.3% year-over-year þ Asset Management operations, benefiting from improving credit markets, contributed $5.6 million of pre-tax profits, up from $2.7 million in the prior year • Sold Telos 5 in January for $15.9m, reducing overall exposure to CLO subordinated notes þ Senior Living operations completed two acquisitions for $24.7 million, bringing total aggregate portfolio to $351.6 million • $17.7 million of revenue in 1Q'17, up 28% from prior year while expanding NOI margins þ Mortgage originations in the Specialty Finance operations were $381 million, a 14.6% increase from 1Q'16 þ Increased the dividend by 20% to $0.03 per share Business highlights (1) For a reconciliation of Non-GAAP metrics Adjusted EBITDA and book value per share as exchanged to GAAP financials, see the Appendix. Financial Results

SEGMENT PERFORMANCE SUMMARY

($ in millions)



Pre-tax income
$5.0
2.7
12.2
(3.9)
(1.0)
(5.1)
$2.5
0.5
5.6
4.8
(1.5)
(6.8)
1Q'16
1Q'17
Adjusted EBITDA(1)
$15.3
2.7
15.2
2.1
(0.7)
(3.9)
$11.8
1.1
5.6
9.4
3.0
(7.2)
1Q'16
1Q'17
Specialty Finance
Asset Management
Specialty Insurance
Senior Living
Corporate & Other

Year-over-year investment drivers

	1Q'17	1Q'16	V$
Specialty insurance equity unrealized gains (losses)	$(1.7)	$4.4	$(6.1)
CLO sub-note realized and unrealized gains (losses)	$1.9	$(2.6)	$4.5
Corporate realized and unrealized gains (losses)	$(0.1)	$3.3	$(3.4)

The key drivers in operating performance year-over-year include:

- Specialty Insurance: softness in underwriting margins for a period of time as we grow longer contract duration products, combined with increased stock-based compensation expense
- \+ Asset Management: recovery of fair market valuations partially offset by declining fees and distributions
- \+ Senior Living: improved margins at existing properties and addition of rental and related income from acquisitions increased overall revenues
- \+ Specialty Finance: growth in mortgage origination volumes and gain on sale margins as a result of improved market conditions and increased production headcount
- \+ Corporate: reduced accruals for professional fees as a result of our improved reporting and controls infrastructure

From quarter to quarter, investment gains/losses and unrealized marks will impact our results (both up and down) - excluding those items, 1Q'17 pre-tax income and Adjusted EBITDA from operations were up slightly

(1) See the appendix for a reconciliation of Adjusted EBITDA

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FINANCIAL TRENDS

(in millions, except per share information)

Diluted earnings per share



$0.11
$0.05
$0.17
$0.19
$0.25
$0.03
1Q'16
2Q'16
3Q'16
4Q'16
1Q'17

- 1Q'16 - $0.11 impact from $4m tax restructure benefit
- 1Q'17 - $0.01 impact from non-deductible expense

Book value per share (1)

as exchanged



$9.10
$9.68
$9.93
$10.14
$10.15
1Q'16
2Q'16
3Q'16
4Q'16
1Q'17

	1Q'16	2Q'16	3Q'16	4Q'16	1Q'17
Total shares outstanding	42.96	37.31	36.40	36.44	36.54

Adjusted EBITDA (1)



$15.3
$17.4
$20.1
$26.1
$11.8
1Q'16
2Q'16
3Q'16
4Q'16
1Q'17

Tiptree enterprise value

	1Q'16	1Q'17
Market Enterprise Value (2)	$412.4	$418.9
TTM Adjusted EBITDA	$60.8	$75.4
Implied market EV multiple	6.8x	5.6x
Book Enterprise Value (3)	$558.6	$523.0
Implied book EV multiple	9.2x	6.9x

Key drivers

- Tax: Diluted EPS impacted by one-time $4.0m tax benefit in 1Q'16 ($0.11 increase) and non-deductible expenses in 1Q'17 ($0.01 reduction)
- Share re-purchases: 6.7m shares repurchased over the last 12 months at an average 33% discount to book value per share
- GAAP depreciation: $1.48 impact to book value per share(4) from accumulated depreciation of $46.9m and $42.4m within Fortegra and Care, respectively

(1) See the appendix for a reconciliation of book value per share as exchanged and Adjusted EBITDA
(2) Market Enterprise Value = share price on final day of each quarter multiplied by total Class A & B shares, plus Secured Corporate Credit Agreements, plus preferred trust securities, plus NCI - other, less cash
(3) Book Enterprise Value = Total Stockholders Equity plus Secured Corporate Credit Agreements and preferred trust securities, less cash
(4) On as exchanged basis, assumes 85.9% ownership of Care properties and 35% tax rate on total accumulated depreciation.

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Three Months Ended March 31, 2017 KEY PERFORMANCE HIGHLIGHTS

SPECIALTY INSURANCE

($ in millions)

Key financials (1)

	1Q'16	1Q'17	V%
Gross Written Premiums	$182.5	$165.4	(9.4)%
Unearned premiums & Deferred revenue	$462.7	$469.4	1.4 %
Revenue	$93.1	$121.8	30.8 %
Pre-tax income	$12.2	$4.8	(60.7)%
Adjusted EBITDA	$15.2	$9.4	(38.2)%
Combined ratio, as adjusted	88.5%	95.1%	6.6 %

Insurance products


Net Written Premiums
$86.3
8.8
12.5
$47.4
9.7
9.9
65.0
27.8
1Q'16
1Q'17


Underwriting Margin
as adjusted (1)
$27.7
$26.2
2.6
2.4
2.3
2.6
Services & other
Programs
6.8
6.3
Warranty
15.9
15.0
Credit protection
1Q'16
1Q'17

Financial highlights

Pre-tax income and Adjusted EBITDA down year-over-year

- Investment income of $3.8m, down $2.5m primarily from declines in equity market values
- As adjusted underwriting margin of $26.2m, down $1.5m driven by softness in credit and mobile protection products
- Increases in expenses primarily related to stock based compensation of $1.4m, which included a $0.9m catch-up

Operational highlights & outlook

- Gross written premiums of $165.4m, down 9.4% driven primarily by run-off of certain specialty programs
- Net written premiums grew by $38.9m or 82%, driven by increased retention in credit and warranty products
- Continuing to expand longer contract duration product offerings within warranty and programs to drive future written premium growth

(1) See the appendix for a reconciliation of Non-GAAP measures underwriting margin as adjusted, combined ratio as adjusted and Adjusted EBITDA to GAAP financials.

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SPECIALTY INSURANCE - INVESTMENT PORTFOLIO

($ in millions)

Investments [1]

	1Q'15	1Q'16	1Q'17
Cash & cash equivalents	$1.0	$8.2	$22.5
Available for sale securities, at fair value	176.6	185.1	152.5
Equity securities, at fair value	—	21.3	46.9
Loans, at fair value, net [2]	—	71.1	96.8
Real estate, net	—	3.7	24.4
Other investments	3.7	4.1	4.0
Net investments [2]	$181.3	$293.5	$347.1

Investment income



$6.3
4.7
2.4
(0.2)
(0.5)
$3.8
1.1
4.5
(0.1)
(1.7)
Realized gains (losses)
Net Investment Income
Unrealized gains (losses)
1Q'16 1Q'17
- Equities $4.4 $(1.7)
- Loans $0.3 $1.6
Interest expense
1Q'16
1Q'17

	1Q'16	1Q'17
Average Annualized Yield % [3]	9.0%	4.4%
TTM net portfolio income	$11.2	$22.1

Overview

We actively manage our investment portfolio to achieve a balance of two primary objectives:

- Cash and liquid short and medium term securities to cover near-term claims obligations
- Enhanced risk-adjusted returns through selective alternative investments with a focus on longer-term repeatable net investment income

Highlights

- Net investments grew $53.6 million, or 18.3% from March 31, 2016
- Average annualized yield down year-over-year driven primarily by fair value marks on equity portfolio
- Investment income related to non-performing residential mortgages up year-over-year as portfolio begins to stabilize and sell properties/loans at realized gains

(1) See the appendix for a reconciliation of Non-GAAP measures net investments and net portfolio income to GAAP financials.
(2) Net of non-recourse asset based financing of $149.6 million and $61.1 million for 1Q17 and 1Q16, respectively.
(3) Average Annualized Yield % represents the ratio of annualized net investment income, realized and unrealized gains (losses) less investment portfolio interest expense to the average of the prior two quarters total investments less investment portfolio debt plus cash.

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ASSET MANAGEMENT

($ in millions)

Key financials [1]

	1Q'16	1Q'17	$V
Fee-earning AUM[2] ($B)	$1.9	$1.8	$(0.1)
Revenue	$3.8	$3.0	$(0.8)
Income attributable to CLOs	$1.1	$3.9	$2.8
Pre-tax Income	$2.7	$5.6	$2.9
Adjusted EBITDA	$2.7	$5.6	$2.9

As adjusted revenue components [1]



$4.9
$6.9
As Adjusted Revenues
Other income
Management & incentive fees
Distributions (sub-notes)
Unrealized & realized gains (losses)
2.4
2.7
2.8
(3.0)
2.1
2.6
2.2
1Q'16
1Q'17

1Q'16	1Q'17	
$97.6	$62.3	Average net assets, at fair value (2 quarter average)

1) See the appendix for a reconciliation of Adjusted EBITDA and As Adjusted Revenue to GAAP financials.
(2) AUM is estimated and unaudited. Consists of NOPCB for CLOs, excludes Credit Opportunities Fund as it was not earning third party fees as of 3/31/2017.

Financial highlights

Year-over-year improvement in pre-tax income driven by:

- $2.2m of unrealized and realized gains contributed positive earnings, compared to $3.0 of unrealized losses in 1Q'16

Partially offset by:

- Declining fee revenue as older vintage CLOs run-off
- Reduced distributions as our investments in sub-notes decline

Recent developments and outlook

Recent sales reduced investments in CLOs to $40.6m as of March 2017

Focusing on developing asset management opportunities in other asset classes that leverage our expertise

TiptreeInc.

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SENIOR LIVING

($ in millions)

Key financials (1)

	1Q'16	1Q'17	V%
Revenue	$13.9	$17.7	27.3 %
Pre-tax income	$(3.9)	$(1.5)	61.2 %
Adjusted EBITDA	$2.1	$3.0	42.9 %
Net Operating Income (NOI)	$4.9	$6.3	28.6 %
Accumulated depreciation (2)	$28.2	$42.4	50.4 %

NOI by product



Managed properties
Triple net leases
$11.8
$3.1
$15.2
$4.1
$1.8
$2.2
1Q'16
1Q'17
1Q'16
1Q'17
NOI (1) margin %
26.0%
27.2%
Revenues
Net Operating Income

(1) For explanation of Adjusted EBITDA, NOI, NOI Margin % and reconciliation to GAAP senior living segment pre-tax income, see the Appendix.
(2) Includes accumulated depreciation and in-place lease amortization.

Highlights and outlook

Improvement in pre-tax income of 61.2% primarily driven by increases in rental revenue which outpaced higher depreciation & other expenses from recently acquired properties

Property overview

Property type	1Q'15	1Q'16	1Q'17*
Managed properties	$135.7	$191.0	$235.0
NNN leases	97.2	97.2	116.6
Total purchase price	**$232.9**	**$288.2**	**$351.6**
Debt outstanding	166.6	203.1	257.8
Average ownership	*87.8%*	*85.5%*	*85.9%*
Number of properties	*24*	*26*	*30*

*Excludes $11.5m of real estate managed by Care and owned by our insurance subsidiary

Adjusted EBITDA of $3.0m, up 42.9% driven by improving NOI margins and acquisitions

Expect to see continued EBITDA growth through:

- ✓ NOI improvement driven by increases in occupancy rates, property improvements and expense management
- ✓ Additional property acquisitions - completed an $11m acquisition in April 2017

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11 Book value per share as exchanged Adjusted EBITDA Trailing Twelve Months WELL POSITIONED FOR 2017 AND BEYOND Performance is expected to benefit from: • Continued growth in specialty insurance written premiums • Improvements in long-term, net investment income as our specialty insurance investment portfolio grows with written premiums • Increasing NOI in our senior living operations through stabilizing existing properties and acquisitions • A reduction in expenses over time as a result of improved corporate infrastructure • Re-investing capital from non-core asset sales into our businesses 1Q'16 1Q'17 $9.10 $10.15 1Q'16 1Q'17 $60.8 $75.4 1Q'17 highlights ü Continued focus on moving toward more stable, repeatable earnings ü Continued to re-invest in core businesses ü Quarterly financial performance down year-over-year from impact of investment gains and losses ... operating earnings trending positively (1) (1) See the appendix for a reconciliation of Book value per share, as exchanged and Adjusted EBITDA to GAAP financials. Looking ahead ... (1)

APPENDIX

NON-GAAP RECONCILIATIONS - EBITDA AND ADJUSTED EBITDA

Management uses EBITDA and Adjusted EBITDA, which are non-GAAP financial measures. The Company believes that use of these financial measures on a consolidated basis and for each segment provide supplemental information useful to investors as it is frequently used by the financial community to analyze performance period to period, to analyze a company's ability to service its debt and to facilitate comparison among companies. The Company believes segment EBITDA and Adjusted EBITDA provides additional supplemental information to compare results among our segments. Adjusted EBITDA is also used in determining incentive compensation for the Company's executive officers. These measures are not a measurement of financial performance or liquidity under GAAP and should not be considered as an alternative or substitute for net income. The Company's presentation of these measures may differ from similarly titled non-GAAP financial measures used by other companies. The Company defines EBITDA as GAAP net income of the Company adjusted to add consolidated interest expense, consolidated income taxes and consolidated depreciation and amortization expense as presented in its financial statements and Adjusted EBITDA as EBITDA adjusted to (i) subtract interest expense on asset-specific debt incurred in the ordinary course of its subsidiaries' business operations, (ii) adjust for the effect of purchase accounting, (iii) add back significant acquisition related costs, (iv) adjust for significant relocation costs and (v) any significant one-time expenses.

($ in thousands, unaudited)	Three Months Ended March 31, 2017	Three Months Ended March 31, 2016	Trailing Twelve Months Ended March 31, 2017	Trailing Twelve Months Ended March 31, 2016
Net income (loss) available to Class A common stockholders	$ 1,100	$ 5,555	$ 20,865	$ 12,313
Add: net (loss) income attributable to noncontrolling interests	242	1,859	5,401	5,922
Less: net income from discontinued operations	—	—	—	20,273
Net income (loss) before non-controlling interests	$ 1,342	$ 7,414	$ 26,266	$ (2,038)
Consolidated interest expense	8,779	6,480	32,000	24,842
Consolidated income taxes	1,166	(2,439)	14,583	434
Consolidated depreciation and amortization expense	7,809	8,377	27,900	38,037
EBITDA	$ 19,096	$ 19,832	$ 100,749	$ 61,275
Consolidated non-corporate and non-acquisition related interest expense [1]	(5,864)	(4,278)	(20,769)	(14,298)
Effects of Purchase Accounting [2]	(464)	(2,030)	(3,488)	(16,713)
Non-cash fair value adjustments [3]	513	1,416	1,790	116
Significant acquisition expenses [4]	241	383	569	893
Separation expense adjustments [5]	(1,736)	—	(3,472)	5,209
Adjusted EBITDA of the Company	$ 11,786	$ 15,323	$ 75,379	$ 36,482
Income from Discontinued Operations of the Company	$ —	$ —	$ —	$ 20,273
Consolidated interest expense	—	—	—	2,572
Consolidated income taxes	—	—	—	1,054
Consolidated depreciation and amortization expense	—	—	—	405
EBITDA from Discontinued Operations	$ —	$ —	$ —	$ 24,304
Adjusted EBITDA of the Company	$ 11,786	$ 15,323	$ 75,379	$ 60,786

(1) The consolidated non-corporate and non-acquisition related interest expense is subtracted from EBITDA to arrive at Adjusted EBITDA. This includes interest expense associated with asset-specific debt at subsidiaries in the specialty insurance, asset management, senior living and specialty finance segments.

(2) Following the purchase accounting adjustments, current period expenses associated with deferred costs were more favorably stated and current period income associated with deferred revenues were less favorably stated. Thus, the purchase accounting effect related to Fortegra increased EBITDA above what the historical basis of accounting would have generated. The impact of this purchase accounting adjustments have been reversed to reflect an adjusted EBITDA without such purchase accounting effect. The impact for the three months ended March 31, 2017 and 2016 was an effective increase to pre-tax earnings of $352 thousand and $542 thousand, respectively.

(3) For our senior living segment, Adjusted EBITDA excludes the impact of the change of fair value of interest rate swaps hedging the debt at the property level. For Reliance, within our specialty finance segment, Adjusted EBITDA excludes the impact of changes in contingent earn-outs. For our specialty insurance segment, depreciation and amortization on senior living real estate that is within net investment income is added back to Adjusted EBITDA.

(4) Acquisition costs include legal, taxes, banker fees and other costs associated with senior living acquisitions in 2017 and 2016.

(5) Consists of payments pursuant to a separation agreement, dated as of November 10, 2015.

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NON-GAAP RECONCILIATIONS - EBITDA AND ADJUSTED EBITDA

Management uses EBITDA and Adjusted EBITDA, which are non-GAAP financial measures. The Company believes that consolidated EBITDA and Adjusted EBITDA on a consolidated basis and for each segment provide supplemental information useful to investors as it is frequently used by the financial community to analyze performance period to period, to analyze a company's ability to service its debt and to facilitate comparison among companies. The Company believes segment EBITDA and Adjusted EBITDA provides additional supplemental information to compare results among our segments. The Company's Adjusted EBITDA is used in determining incentive compensation for the Company's executive officers. These measures are not a measurement of financial performance or liquidity under GAAP and should not be considered as an alternative or substitute for net income. The Company's presentation of these measures may differ from similarly titled non-GAAP financial measures used by other companies. The Company defines EBITDA as GAAP net income of the Company adjusted to add consolidated interest expense, consolidated income taxes and consolidated depreciation and amortization expense as presented in its financial statements and Adjusted EBITDA as EBITDA adjusted to (i) subtract interest expense on asset-specific debt incurred in the ordinary course of its subsidiaries' business operations, (ii) adjust for the effect of purchase accounting, (iii) add back significant acquisition related costs, (iv) adjust for significant relocation costs and (v) any significant one-time expenses.

Segment EBITDA and Adjusted EBITDA - Three Months Ended March 31, 2017 and 2016

($ in thousands)	Specialty insurance		Asset management		Senior living		Specialty finance		Corporate and other		Total	
	2017	2016	2017	2016	2017	2016	2017	2016	2017	2016	2017	2016
Pre-tax income/(loss)	$ 4,801	$ 12,203	$ 5,581	$ 2,704	$ (1,530)	$ (3,859)	$ 468	$ (983)	$ (6,812)	$ (5,090)	$ 2,508	$ 4,975
Add back:												
Interest expense	3,445	1,639	—	706	2,701	1,854	1,353	1,185	1,280	1,096	8,779	6,480
Depreciation and amortization expenses	3,294	3,983	—	—	4,255	4,130	198	202	62	62	7,809	8,377
Segment EBITDA	$ 11,540	$ 17,825	$ 5,581	$ 3,410	$ 5,426	$ 2,125	$ 2,019	$ 404	$ (5,470)	$ (3,932)	$ 19,096	$ 19,832
EBITDA adjustments:												
Asset-specific debt interest	(1,810)	(584)	—	(706)	(2,701)	(1,854)	(1,353)	(1,134)	—	—	(5,864)	(4,278)
Effects of purchase accounting	(464)	(2,030)	—	—	—	—	—	—	—	—	(464)	(2,030)
Non-cash fair value adjustments	113	—	—	—	—	1,416	400	—	—	—	513	1,416
Significant acquisition expenses	—	—	—	—	241	383	—	—	—	—	241	383
Separation expenses	—	—	—	—	—	—	—	—	(1,736)	—	(1,736)	—
Segment Adjusted EBITDA	$ 9,379	$ 15,211	$ 5,581	$ 2,704	$ 2,966	$ 2,070	$ 1,066	$ (730)	$ (7,206)	$ (3,932)	$ 11,786	$ 15,323

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NON-GAAP RECONCILIATIONS - BOOK VALUE PER SHARE, AS EXCHANGED

Management uses Book value per share, as exchanged, which is a non-GAAP financial measure. As exchanged assumes full exchange of the limited partners units of TFP for Tiptree Class A common stock. Management believes the use of this financial measure provides supplemental information useful to investors as it is frequently used by the financial community to analyze company growth on a relative per share basis.

Tiptree's book value per share, as exchanged, was $10.15 as of March 31, 2017 compared with $9.10 as of March 31, 2016. Total stockholders' equity, net of other non-controlling interests for the Company was $370.9 million as of March 31, 2017, which comprised total stockholders' equity of $393.8 million adjusted for $23.0 million attributable to non-controlling interest at certain operating subsidiaries that are not wholly owned by the Company, such as Siena, Luxury and Care. Total stockholders' equity, net of other non-controlling interests for the Company was $391.1 million as of March 31, 2016, which comprised total stockholders' equity of $409.7 million adjusted for $18.6 million attributable to non-controlling interest at subsidiaries that are not wholly owned by the Company. Additionally, the Company's book value per share is based upon Class A common shares outstanding, plus Class A common stock issuable upon exchange of partnership units of TFP which is equal to the number of Class B outstanding shares. The total shares as of March 31, 2017 and March 31, 2016 were 36.5 million and 43.0 million, respectively.

($ in thousands, unaudited, except per share information)	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Total stockholders' equity	$ 393,838	$ 390,144	$ 381,341	$ 380,465	$ 409,718
Less non-controlling interest - other	22,970	20,636	19,939	19,338	18,624
Total stockholders equity, net of non-controlling interests - other	$ 370,868	$ 369,508	$ 361,402	$ 361,127	$ 391,094
Total Class A shares outstanding [1]	28,492	28,388	28,351	29,258	34,915
Total Class B shares outstanding	8,049	8,049	8,049	8,049	8,049
Total shares outstanding	36,541	36,437	36,400	37,307	42,964
Book value per share, as exchanged [2]	$ 10.15	$ 10.14	$ 9.93	$ 9.68	$ 9.10

(1) As of March 31, 2017, excludes 6,496,463 shares of Class A common stock held by subsidiaries of the Company. See Note 23—Earnings per Share, in the Form 10-Q for March 31, 2017, for further discussion of potential dilution from warrants.
(2) Dilution impact from options in the money on Book Value per share is $0.19 per share as of March 31, 2017; Options expire June 30, 2017

TiptreeInc.

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NON-GAAP RECONCILIATIONS - SPECIALTY INSURANCE

The following table provides a reconciliation between as adjusted underwriting margin and pre-tax income. We generally limit the underwriting risk we assume through the use of both reinsurance (e.g., quota share and excess of loss) and retrospective commission agreements with our partners (e.g., commissions paid adjust based on the actual underlying losses incurred), which manage and mitigate our risk. Period-over-period comparisons of revenues are often impacted by the PORCs and clients' choice as to whether to retain risk, specifically with respect to the relationship between service and administration expenses and ceding commissions, both components of revenue, and the offsetting policy and contract benefits and commissions paid to our partners and reinsurers. Generally, when losses are incurred, the risk which is retained by our partners and reinsurers is reflected in a reduction in commissions paid. In order to better explain to investors the net financial impact of the risk retained by the Company of the insurance contracts written and the impact on profitability, we use the Non-GAAP metric - As Adjusted Underwriting Margin. For the same reasons that we adjust our combined ratio for the effects of purchase accounting, VOBA impacts can also mask the actual relationship between revenues earned and the offsetting reductions in commissions paid, and thus the period over period net financial impact of the risk retained by the Company. Expressed as a percentage, the combined ratio represents the relationship of policy and contract benefits, commission expense (net of ceding commissions), employee compensation and benefits, and other expenses to net earned premiums, service and administrative fees, and other income. Investors use this ratio to evaluate our ability to profitably underwrite the risks we assume over time and manage our operating costs. As such, we believe that presenting underwriting margin and the combined ratio provides useful information to investors and aligns more closely to how management measures the underwriting performance of the business.

	Three Months Ended March 31,					
($ in thousands, unaudited)	GAAP		Non-GAAP adjustments		Non-GAAP - As Adjusted	
Revenues:	2017	2016	2017	2016	2017	2016
Net earned premiums	$ 89,231	$ 44,615	$ —	$ —	$ 89,231	$ 44,615
Service and administrative fees	23,776	30,310	282	2,196	24,058	32,506
Ceding commissions	2,271	10,703	21	191	2,292	10,894
Other income	1,065	654	—	—	1,065	654
Less underwriting expenses:						
Policy and contract benefits	32,992	23,698	—	—	32,992	23,698
Commission expense	56,793	33,038	724	4,263	57,517	37,301
Underwriting Margin - Non-GAAP	$ 26,558	$ 29,546	$ (421)	$ (1,876)	$ 26,137	$ 27,670
Less operating expenses:						
Employee compensation and benefits	11,009	9,587	—	—	11,009	9,587
Other expenses	9,512	8,958	43	153	9,555	9,111
Combined Ratio	*94.7%*	*85.4%*	—	—	*95.1%*	*88.5%*
Plus investment revenues:						
Net investment income	4,505	2,405	—	—	4,505	2,405
Net realized and unrealized gains	998	4,419	—	—	998	4,419
Less other expenses:						
Interest expense	3,445	1,639	—	—	3,445	1,639
Depreciation and amortization expenses	3,294	3,983	(112)	(1,487)	3,182	2,496
Pre-tax income (loss)	$ 4,801	$ 12,203	$ (352)	$ (542)	4,449	11,661

TiptreeInc.

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NON-GAAP RECONCILIATIONS - SPECIALTY INSURANCE

The following table presents product specific revenue and expenses within the specialty insurance segment. We generally limit the underwriting risk we assume through the use of both reinsurance (e.g., quota share and excess of loss) and retrospective commission agreements with our partners (e.g., commissions paid adjust based on the actual underlying losses incurred), which manage and mitigate our risk. Period-over-period comparisons of revenues are often impacted by the PORCs and clients' choice as to whether to retain risk, specifically with respect to the relationship between service and administration expenses and ceding commissions, both components of revenue, and the offsetting policy and contract benefits and commissions paid to our partners and reinsurers. Generally, when losses are incurred, the risk which is retained by our partners and reinsurers is reflected in a reduction in commissions paid. In order to better explain to investors the net financial impact of the risk retained by the Company of the insurance contracts written and the impact on profitability, we use the Non-GAAP metric - As Adjusted Underwriting Margin. For the same reasons that we adjust our combined ratio for the effects of purchase accounting, VOBA impacts can also mask the actual relationship between revenues earned and the offsetting reductions in commissions paid, and thus the period over period net financial impact of the risk retained by the Company. As such, we believe that presenting underwriting margin provides useful information to investors and aligns more closely to how management measures the underwriting performance of the business.

	Three Months Ended March 31,									
($ in thousands, unaudited)	Credit Protection		Warranty		Programs		Services and Other		Insurance Total	
	2017	2016	2017	2016	2017	2016	2017	2016	2017	2016
As Adjusted Revenues:										
Net earned premiums	$ 71,950	$ 29,294	$ 9,951	$ 9,149	$ 7,330	$ 6,172	$ —	$ —	$ 89,231	$ 44,615
Service and administrative fees	10,369	11,438	9,355	15,678	2,749	3,147	1,585	2,243	24,058	32,506
Ceding commissions	2,292	10,893	—	1	—	—		—	2,292	10,894
Other income	98	55	—	93	—	30	967	476	1,065	654
Less product specific expenses:										
Policy and contract benefits	16,908	7,228	9,794	10,510	6,243	5,953	47	7	32,992	23,698
Commission expense	52,840	28,559	3,213	7,628	1,262	1,026	202	88	57,517	37,301
As Adjusted underwriting margin	$ 14,961	$ 15,893	$ 6,299	$ 6,783	$ 2,574	$ 2,370	$ 2,303	$ 2,624	$ 26,137	$ 27,670

TiptreeInc.

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NON-GAAP RECONCILIATIONS - SPECIALTY INSURANCE

The investment portfolio consists of assets contributed by Tiptree, cash generated from operations, and from insurance premiums written. The investment portfolio of our regulated insurance companies, captive reinsurance company and warranty business are subject to different regulatory considerations, including with respect to types of assets, concentration limits, affiliate transactions and the use of leverage. Our investment strategy is designed to achieve attractive risk-adjusted returns across select asset classes, sectors and geographies while maintaining adequate liquidity to meet our claims payment obligations.

In managing our investment portfolio we analyze net investments and net portfolio income, which are non-GAAP measures. Our presentation of net investments equals total investments plus cash and cash equivalents minus asset based financing of investments. Our presentation of net portfolio income equals net investment income plus realized and unrealized gains and losses and minus interest expense associated with asset based financing of investments. Net investments and net portfolio income are used to calculate average annualized yield, which management uses to analyze the profitability of our investment portfolio. Management believes this information is useful since it allows investors to evaluate the performance of our investment portfolio based on the capital at risk and on a non-consolidated basis. Our calculation of net investments and net portfolio income may differ from similarly titled non-GAAP financial measures used by other companies. Net investments and net portfolio income are not measures of financial performance or liquidity under GAAP and should not be considered a substitute for total investments or net investment income.

($ in thousands)	Three Months Ended March 31,		Trailing Twelve Months Ended March 31,	
	2017	2016	2017	2016
Total Investments	$ 474,174	$ 346,295	$ 474,174	$ 346,295
Investment portfolio debt	(149,557)	(61,056)	(149,557)	(61,056)
Cash and cash equivalents	22,467	8,166	22,467	8,166
Net investments - Non-GAAP	$ 347,084	$ 293,405	$ 347,084	$ 293,405
Net investment income	$ 4,505	$ 2,405	$ 15,081	$ 7,055
Realized gains (losses)	1,076	(241)	6,037	(804)
Unrealized gains (losses)	(78)	4,660	5,304	6,293
Interest expense	(1,701)	(485)	(4,371)	(1,317)
Net portfolio income - Non-GAAP	$ 3,802	$ 6,339	$ 22,051	$ 11,227
Average Annualized Yield % [1]	4.4%	9.0%	6.8%	4.5%

(1) Average Annualized Yield % represents the ratio of annualized net investment income, realized and unrealized gains (losses) less investment portfolio interest expense to the average of the prior two quarters (five quarters for trailing twelve months) total investments less investment portfolio debt plus cash.

TiptreeInc.

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NON-GAAP RECONCILIATIONS - ASSET MANAGEMENT

The Company earns revenues from CLOs under management, whether consolidated or deconsolidated, which include fees earned for managing the CLOs, distributions received from the Company's holdings of subordinated notes issued by the CLOs and realized and unrealized gains and losses from the Company's holdings of subordinated notes. The revenue associated with the management fees and distributions earned and gains and losses on the subordinated notes attributable to the consolidated CLOs are reported as "net income (loss) attributable to the consolidated CLOs" in the Company's financial statements. The table below shows the Company's share of the results attributable to the CLOs, which were consolidated, on a deconsolidated basis. This presentation is a non-GAAP measure. Management believes this information is helpful for period-over-period comparative purposes as certain of our CLOs were consolidated for only some of the periods presented below. In addition, the Non-GAAP presentation allows investors the ability to calculate management fees as a percent of AUM, a common measure used by investors to evaluate asset managers, and which is one of the performance measures upon which management is compensated. While consolidation versus deconsolidation impacts the presentation of revenues, it does not impact expenses or pre-tax income.

($ in thousands, unaudited)	Three Months Ended March 31,					
	GAAP		Non-GAAP adjustments		Non-GAAP - As Adjusted	
Revenues:	2017	2016	2017	2016	2017	2016
Management fee income	$ 1,707	$ 1,997	$ 368	$ 669	$ 2,075	$ 2,666
Distributions	—	—	2,567	2,821	2,567	2,821
Net realized and unrealized gains (losses)	853	(692)	1,380	(2,313)	2,233	(3,005)
Other income	413	2,475	(400)	(72)	13	2,403
Total revenues	$ 2,973	$ 3,780	$ 3,915	$ 1,105	$ 6,888	$ 4,885

TiptreeInc.

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NON-GAAP RECONCILIATIONS - SENIOR LIVING

In addition to Adjusted EBITDA, we also evaluate performance of our senior living segment based on net operating income ("NOI"), which is a non-GAAP measure. NOI is a common non-GAAP measure in the real estate industry used to evaluate property level operations. We consider NOI an important supplemental measure to evaluate the operating performance of our senior living segment because it allows investors, analysts and our management to assess our unlevered property-level operating results and to compare our operating results between periods and to the operating results of other senior living companies on a consistent basis. It is also the basis upon which the management fees paid to the operators of our Managed Properties are calculated, and is a significant component of the compensation paid to Care's management team. We define NOI as rental and related revenue less property operating expense. Property operating expenses and resident fees and services are not relevant to Triple Net Lease Properties since we do not manage the underlying operations and substantially all expenses are passed through to the tenant. Our calculation of NOI may differ from similarly titled non-GAAP financial measures used by other companies. NOI is not a measure of financial performance or liquidity under GAAP and should not be considered a substitute for pre-tax income.

($ in thousands, unaudited)	Three Months Ended March 31, 2017			Three Months Ended March 31, 2016		
	NNN Operations	Managed Properties	Senior Living Total	NNN Operations	Managed Properties	Senior Living Total
Rental and related revenue	$ 2,189	$ 15,214	$ 17,403	$ 1,844	$ 11,762	$ 13,606
Less: Property operating expenses	—	11,082	11,082	—	8,705	8,705
Segment NOI	$ 2,189	$ 4,132	$ 6,321	$ 1,844	$ 3,057	$ 4,901
Segment NOI Margin % (1)		27.2%			26.0%	
Other income			$ 348			$ 284
Less: Expenses						
Interest expense			2,571			1,854
Payroll and employee commissions			782			658
Depreciation and amortization			4,255			4,130
Other expenses			559			2,402
Pre-tax income (loss)			$ (1,498)			$ (3,859)

(1) NOI Margin % is the relationship between Segment NOI and rental and related revenue.

TiptreeInc.

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